Filed Pursuant to Rule 424(b)(5)
                                   Registration No. 33-52301


PRICING SUPPLEMENT NO.   26    DATED   November 10, 1995
(To Prospectus dated February 25, 1994 and Prospectus Supplement dated March 24, 1994)

General American Transportation Corporation

Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


FIXED RATE NOTES

Principal Amount:  $12,000,000.00                      Issue Price:  100%

Original Issue Date: November 14, 1995  Stated Maturity Date: November 14, 2003

Form:      X  Book-Entry      Certificated
       -----             ------
Interest Rate:  6.67%

Interest Payment Dates:
     Semi-annually on each June 15 and December 15, commencing December 15, 1995

Optional Interest Rate Reset:        Yes   X  No
                               -----     -----
     Optional Reset Dates:

Optional Extension of Maturity:       Yes       X  No
                                 -----       -----
     Extension Period:
     Number of Extension Periods:
     Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

     The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Morgan Stanley & Co. Incorporated

Acting as:           Agent                 100% price to purchaser(s)
               -----
                 X   Principal             To be reoffered to the public
               -----                  -----initially at 100%
                                         X To be reoffered at varying prices
                                      -----related to prevailing market prices
                                          To be reoffered to dealers with a
                                     -----reallowance not to exceed     % of the
                                          Commission or Fee        -----